Exhibit 10.1

CONSENT AND AMENDMENT NO. 3

TO

LOAN AND SECURITY AGREEMENT

CONSENT AND AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT, dated as of December 21, 2006 (this “Amendment”), by and among Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), C&D Technologies, Inc., a Delaware corporation (“Parent”), C&D Technologies (Datel), Inc., a Delaware corporation (“Datel”), C&D Technologies (CPS) LLC, a Delaware limited liability company (“CPS, and together with Parent and Datel, each individually a “Borrower” and collectively, “Borrowers”), C&D Charter Holdings, Inc., a Delaware corporation (“Charter”), C&D Dynamo Corp., a Delaware corporation (“Dynamo”), Dynamo Acquisition Corp., a Delaware corporation (“Acquisition”), C&D International Investment Holdings Inc., a Delaware corporation (“International”) and Datel Holding Corporation, a Delaware corporation (“Datel Holding”, and together with Charter, Dynamo, Acquisition and International, each individually a “Guarantor” and collectively, “Guarantors”. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 7, 2005, by and among Agent, Lenders, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement, dated March 30, 2006, by and among Agent, Lenders, Borrowers and Guarantors and Consent, Waiver and Amendment No. 2 to Loan and Security Agreement, dated as of June 14, 2006 (“Amendment No. 2”) and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, the Parent is a sixty-seven percent (67%) shareholder in a joint venture known as Shanghai C&D Battery Co., Ltd. which is organized under the laws of the People’s Republic of China (the “Joint Venture”), together with Shanghai Power Transmission and Distribution Co., Ltd. (the “JV Partner”);

WHEREAS, Borrowers have advised Agent and Lenders that the Joint Venture intends to incur certain indebtedness to a local Chinese bank (the “JV Lender”) in an amount not to exceed RMB 40 million and that the JV Partner has been asked to provide a guaranty of the obligations of the Joint Venture to the JV Lender (the “JV Partner Obligations”) for which, in turn, the JV Partner has requested that the Parent provide an unsecured, limited guaranty of the JV Partner Obligations, and the Parent wishes to provide such limited guaranty;

WHEREAS, Borrowers have advised Agent and Lenders that the Joint Venture has been asked to provide to the JV Lender a lien on certain assets of the Joint Venture as collateral security for the payment and performance when due of the obligations of the Joint Venture to the JV Lender and the Joint Venture wishes to grant to the JV Lender a lien on such assets;

WHEREAS, Borrowers have advised Agent and Lenders that the Parent is negotiating to enter into an Agreement (the “Purchase Agreement” and, together with all agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, collectively the “Purchase Documents”) by and between the Parent, as seller (“Seller”), and a third party, as purchaser (the “Purchaser”), pursuant to which Seller will sell to Purchaser all of the right, title and interest of Seller in the real property located in Huguenot, New York (the “Huguenot Property”); and

WHEREAS, Borrowers have requested that Agent and Lenders (i) consent to the execution and delivery by Parent of an unsecured limited guaranty of the JV Partner Obligations, (ii) consent to the grant by the Joint Venture of a security interest in certain of its assets to the JV Lender, (iii) consent to the sale by Seller to Purchaser of the Huguenot Property, and (iv) make certain other amendments to the Loan Agreement, and Lenders are willing to provide such consents and make such amendments, subject to the terms conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(a)   “ “Huguenot Property Proceeds” shall mean the Net Cash Proceeds of the sale of the Real Property of the Parent located in Huguenot, New York remitted to Agent in accordance with Consent and Amendment No. 3 to Loan and Security Agreement, dated as of December 21, 2006 by and among Agent, Lenders, Borrowers and Guarantors.”

(b)   “ “Huguenot Reserve” shall mean, without limitation upon the rights of Agent to establish and maintain other Reserves under the Loan Agreement, an additional Reserve in an amount equal to the Huguenot Property Proceeds.”

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(c)     “Milton Keynes Reserve” shall mean, without limitation upon the rights of Agent to establish and maintain other Reserves under the Loan Agreement, an additional Reserve in an amount equal to the Milton Keynes Property Proceeds.”

(d)   “ “Special Availability Reserves” shall mean, collectively, the Huguenot Reserve, the Tax Refund Reserve and the Milton Keynes Reserve; provided, that, notwithstanding any provision of the Loan Agreement or any other Financing Agreement to the contrary, the amount of such Special Availability Reserves shall be reduced to zero ($0) if, as of June 30, 2007, no Default or Event of Default shall exist or have occurred and be continuing.”

(e)    “ “Tax Refund Reserve” shall mean, without limitation upon the rights of Agent to establish and maintain other Reserves under the Loan Agreement, an additional Reserve in an amount equal to $3,523,260.50 on account of certain of the proceeds of the federal income tax refund received by Parent on December 7, 2006.”

2.	Amendments of Defined Terms.

(a)           Section 1.10 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

“ “Availability Block” shall mean the amount of $10,000,000; provided, that, notwithstanding any provision of the Loan Agreement or any other Financing Agreement to the contrary, the amount of the Availability Block shall be reduced to zero ($0) if, as of June 30, 2007, no Default or Event of Default shall exist or have occurred and be continuing.”

(b)          Section 1.47 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

“ “Equipment Availability” shall mean $10,000,000; provided, that, effective on the first day of the month immediately after the date hereof and continuing on the first day of each consecutive month thereafter, the Equipment Availability shall be reduced by the amount equal to $277,777; provided further, that, notwithstanding any provision of the Loan Agreement or any other Financing Agreement to the contrary, if, as of June 30, 2007, the amount of the Availability Block and the amount of the

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Special Availability Reserves shall each have been reduced to zero ($0) in accordance with the terms of the Loan Agreement, then on August 1, 2007, in addition to the monthly reduction of $277,777, the amount of the Equipment Availability shall be permanently reduced by the amount of $1,296,543.00.”

(c)           Section 1.53 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“ “Excess Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Credit (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Obligations or the Availability Block or the Special Availability Reserves (except, that, effect shall be given to Reserves in respect of the Availability Block and the Special Availability Reserves, for purposes of calculating Excess Availability under Sections 1.107(f) and 9.11(c) hereof)), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose Obligations arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations or the then outstanding aggregate principal amount of any outstanding Letter of Credit Obligations), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Obligations.”

(d)          Section 1.123 of the Loan Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting the following therefor:

“The Reserves shall include, in addition, and not in limitation, the Availability Block and the Special Availability Reserves.”

3.	Consents.

(a)           Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the sale by Seller of the Huguenot Property to Purchaser in accordance with the terms and conditions of the Purchase Agreement; provided, that, each of the following conditions shall be satisfied as reasonably determined by Agent:

(i)    all of the Huguenot Property Proceeds shall be remitted to Agent for application to the outstanding principal amount of the Revolving Loans, it being agreed that the Reserves shall be increased by the full amount of the Huguenot Reserve; and

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(ii)   Agent shall have received (A) an executed copy of the Deed by Seller transferring the Huguenot Property to Purchaser duly executed by the parties thereto, and (B) an executed copy of the Purchase Agreement and all other material Purchase Documents, duly executed by the parties thereto.

(b)          Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the Parent providing an unsecured limited guaranty of the JV Partner Obligations in an amount not to exceed sixty-seven percent (67%) of the JV Partner Obligations (the “Limited Guaranty”); provided, that, Agent shall have received a true, complete and correct copy of any and all agreements, documents and instruments related to the Limited Guaranty and the obligations of Parent thereunder.

(c)           Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the grant by the Joint Venture of a security interest in certain of its assets to the JV Lender as collateral security for the performance by the Joint Venture of its obligations to the JV Lender; provided, that, Agent shall have received a true, complete and correct copy of any security agreement evidencing the foregoing grant, together with all agreements, documents and instruments related thereto.

4.            Tax Refund. Notwithstanding any provision of the Loan Agreement or any of the Financing Agreements to the contrary, $3,523,260.50 on account of certain of the proceeds of the federal income tax refund received by Parent on December 7, 2006 shall be applied to the repayment of Obligations of Borrowers in respect of the Revolving Loans. Upon such application, Agent shall contemporaneously establish the Tax Refund Reserve.

5.            Milton Keynes Property Purchaser. Notwithstanding the provisions of Amendment No. 2 or any of the other Financing Agreements to the contrary, the “Purchaser” referred to in Amendment No. 2 may include the Purchaser as defined therein or such other Person reasonably acceptable to Agent in the capacity of purchaser with respect to the Milton Keynes Property.

6.            Representations, Warranties and Covenants. Borrowers and Guarantors represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

(a)          neither the execution, delivery and performance of this Amendment, or any other Financing Agreements in connection herewith, nor the consummation of the transactions herein or therein contemplated, are in contravention of law or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, or violates any provision of the Certificate of Incorporation or By-Laws (or similar governing documents) of any Borrower or Guarantor;

(b)          as of the date of this Amendment, no Default or Event of Default exists or has occurred and is continuing;

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(c)           Borrowers and Guarantors shall deliver to Agent true, correct and complete copies of the Purchase Agreement and the other material Purchase Documents, together with all exhibits and schedules thereto, when executed by the parties thereto;

(d)          Borrowers and Guarantors shall cause the Huguenot Property Proceeds to be paid to Agent by wire transfer of immediately available funds for application to the outstanding principal amount of the Revolving Loan, no later than five (5) days after the closing of the sale of the Huguenot Property as contemplated by the Purchase Documents;

(e)          in the event any Borrower, any Guarantors or any of their respective affiliates receives any amounts at any time payable to any Borrower, any Guarantor or any of their respective affiliates pursuant to the Purchase Documents, such amounts shall be collected by such Borrower, Guarantor or affiliate, as the case may be, as the property of Agent and held by it or them in trust for Agent and shall be remitted promptly to Agent for application in accordance herewith; provided, that, any amounts paid to any Borrower, Guarantor or any of their respective affiliates pursuant to the Purchase Documents prior to the closing on the sale of the Huguenot Property shall not be remitted to Agent for application in accordance herewith unless and until such amounts are Huguenot Property Proceeds;

(f)           this Amendment and each other agreement or instrument to be executed and/or delivered by any Borrower or Guarantor in connection herewith or therewith have been duly authorized, executed and delivered by all necessary action on the part of such Borrower or Guarantor which is a party hereto and thereto and, if necessary, its stockholders or equity holders, as the case may be, and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally and by general equitable principals;

(g)          the Purchase Documents, the Limited Guaranty and each other agreement or instrument to be executed and/or delivered by any Borrower or Guarantor in connection therewith will be duly authorized, executed and delivered by all necessary action on the part of such Borrower or Guarantor which is a party thereto and, if necessary, its stockholders or equity holders, as the case may be, and the agreements and obligations of each Borrower and Guarantor contained therein will constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally and by general equitable principals; and

(h)          no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment, or the transactions contemplated hereby.

7.            Conditions Precedent. The effectiveness of the consent and amendments contained herein shall only be effective upon the satisfaction of each of the following conditions

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precedent in a manner reasonably satisfactory to Agent:

(a)           Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

(b)          Agent shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in form and substance reasonably satisfactory to Agent;

(c)           Agent shall have received the fee referred to in Section 8 hereof in immediately available funds; and

(d)          after giving effect to this Amendment, no Default or Event of Default shall exist or have occurred and be continuing.

8.            Consent and Amendment Fee. In consideration of the consents and amendments set forth herein, Borrowers shall pay to Agent for the ratable benefit of Lenders, and Agent may, at its option, charge any loan account of Borrowers maintained by Agent, a fee in the amount of $37,500, which fee shall be part of the Obligations and shall be fully earned and payable as of the date hereof.

9.            Effect of this Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes, modifications or consents to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

10.           Further Assurances. Each Borrower and Guarantor shall execute and deliver such additional documents and take such additional action as may be requested by Agent or Lenders to effectuate the provisions and purposes of this Amendment.

11.           Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

12.           Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

13.           Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making

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proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telecopier or other method of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or other method of electronic transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT AND LENDER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ Georgios C. Kyvernitis

Title: Director

LENDERS

LASALLE BANK NATIONAL ASSOCIATION

By:  /s/ R. Squires

Title: Assistant Vice President

CITIZENS BANK OF PENNSYLVANIA

By:  /s/ James M. Ray

Title: Vice President
BORROWERS

C&D TECHNOLOGIES, INC.

By:  /s/ Ian Harvie

Title: CFO & VP Finance

C&D TECHNOLOGIES (DATEL), INC.

By: /s/ Ian Harvie

Title: CFO & VP Finance

C&D TECHNOLOGIES (CPS) LLC

By:  /s/ Ian Harvie

Title: CFO & VP Finance

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

C&D CHARTER HOLDINGS, INC.

By:  /s/ Neil E. Daniels

Title: VP Controller & Treasurer

C&D DYNAMO CORP.

By:  /s/ Ian Harvie

Title: CFO & VP Finance

DYNAMO ACQUISITION CORP.

By:  /s/ Ian Harvie

Title: CFO & VP Finance

C&D INTERNATIONAL INVESTMENT
HOLDINGS INC.

By:  /s/ Ian Harvie

Title: CFO & VP Finance

DATEL HOLDING CORPORATION

By:  /s/ Ian Harvie

Title: CFO & VP Finance